Exhibit 99.7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ortho-Medical Products, Inc.

Mineola, NY

We have audited the accompanying balance sheets of Ortho-Medical Products, Inc. as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ortho-Medical Products, Inc., as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Mantyla McReynolds, LLC
May 2, 2007
Salt Lake City, Utah

ORTHO-MEDICAL PRODUCTS, INC.

BALANCE SHEET

DECEMBER 31, 2006 & 2005

	2006	2005
ASSETS
Current Assets
Cash	$7,907	$4,527
Accounts Receivable, net of allowance	1,173,540	732,104
Inventory	69,991	53,639
Other Current Assets	22,771	6,245
Total Current Assets	1,274,209	796,515
Fixed Assets, net of Depreciation	153,944	174,518
Intangible assets	117,513	171,958

TOTAL ASSETS	$1,545,666	$1,142,991

LIABILITIES & EQUITY
Current Liabilities
Accounts Payable	$423,796	$216,684
Accrued Expenses	45,054	332
Bank Loan	49,969	36,686
Due to Shareholder-J. Wilde	18,889	—
Total Current Liabilities	537,708	253,702

Long Term Liabilities
Bank Credit Line	235,720	60,720
Bank Loan	237,330	298,028
Total Long Term Liabilities	473,050	358,748
Deferred Item	200,000	200,000
Total Long Term Liabilities and Deferred Item	673,050	558,748

Total Liabilities and Deferred Item	1,210,758	812,450

Stockholders’ Equity
Common Stock- no par value, 500 shares authorized, and 200 shares issued and outstanding	3,000	3,000
Capital Surplus	250,000	250,000
Retained Earnings	77,541	25,484
Net Income	4,367	52,057
Total Stockholders’ Equity	334,908	330,541

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,545,666	$1,142,991

See accompanying notes to financial statements

ORTHO-MEDICAL PRODUCTS, INC.

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 & 2005

	2006	2005
Sales	$4,595,002	$3,500,936
Less: Contractual Adustment	(1,184,822)	(880,597)
Less: Unknown Contractual Adjustment	(249,223)	(87,231)
Total Adjusted Sales	3,160,957	2,533,108

Cost of Goods Sold	900,296	668,964

Gross Profit	2,260,661	1,864,144

Expense
Loan Interest	48,067	28,374
Sales Commissions	63,776	172,467
Amortization	54,446	75,516
401(k) Admin fees	1,240	2,420
Advertising	3,925	3,378
Auto Expense	53,340	38,969
Bank Charges	2,773	3,231
Computer Expense	8,621	5,998
Consulting Fees	575	—
Credit Card fees	4,692	4,017
Depreciation	57,630	52,291
Dues & Subscriptions	1,809	2,100
Equipment Rental	3,659	—
Health Insurance Expense	117,247	84,579
Liablility Insurance	19,176	13,460
Insurance - Other	42,614	33,870
Legal & Professional	24,315	19,201
Licenses & Fees	1,844	—
Misc Expense	9,280	6,657
Office expense	33,522	37,320
Parking and Tolls	894	3,900
Officers payroll	120,137	116,940
Office payroll	1,119,882	737,606
Payroll Service	1,917	3,649
Payroll Taxes	108,925	75,096
Postage	11,651	9,118
Real Estate Tax	25,086	25,459
Rent	203,606	171,498
Repairs & Maintenance	14,046	10,317
Respitory Tech	4,445	—
Storage	1,058	632
Telephone	28,440	23,505
Travel and Entertainment	26,123	14,541
Utilities	34,352	30,273

Total Expenses	2,253,113	1,806,382

Income before income taxes	7,548	57,762
Federal Income Taxes	800	1,800
State Income Taxes	1,881	1,400
City Income Taxes	500	2,505

Total Current Income Taxes	3,181	5,705

Net Income	$4,367	$52,057

Net income per share:
Basic and Diluted	$21	$260
Weighted average number of common shares:
Basic and Diluted	200	200

See accompanying notes to financial statements

ORTHO-MEDICAL PRODUCTS, INC.

STATEMENT OF STOCKHOLDERS’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 & 2005

	Common	Paid-In	Capital	Retained
	Shares	Capital	Surplus	Earnings	Total

Balance - December 31, 2004	200	$3,000	$250,000	$25,484	$278,484

Net Income - 2005				52,057	52,057

Balance - December 31, 2005	200	3,000	250,000	77,541	330,541

Net Income - 2006				4,367	4,367

Balance - December 31, 2006	200	$3,000	$250,000	$81,908	$334,908

See accompanying notes to finanancial statements

ORTHO-MEDICAL PRODUCTS, INC.

STATEMENT OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2006 & 2005

	2006	2005
Operating Activities
Net Income	$4,367	$52,057
Adjustments to reconcile Net Income to net cash provided by operations Depreciation & Amortization	112,076	127,802
Increase in Inventory	(16,352)	(32,039)
Increase in Accounts Receivable	(441,436)	(57,888)
Increase in Prepaid Taxes	(2,062)
Increase in Prepaid Expenses	(12,038)	1,227
Increase in Rent Security	(1,500)	(1,875)
Decrease in Security Deposit & Transitchex	(926)
Increase in Accounts Payable & Accrued Expenses	251,834	(22,541)

Net cash provided by Operating Activites	(106,037)	66,743

Investing Activites
Purchase of Equipment	(37,057)	(31,530)

Net cash used for Investing Activities	(37,057)	(31,530)

Financing Activities
Loan Fees		(6,665)
Loan proceeds	175,000	395,434
Retirement of Old Debt	(47,415)	(430,186)
Proceeds from loan from shareholder	18,889

Net cash used for Financing Activities	146,474	(41,417)

Net cash increase (decrease) for period	3,380	(6,204)

Cash at beginning of period	4,527	10,731

Cash at end of period	$7,907	$4,527

Supplemental cash flow information
Cash paid for interest expense	$48,067	$28,374
Cash paid for income taxes	$6,507	$6,733

See accompanying notes to financial statements

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Ortho-Medical Products, Inc., (the “Company,” “we”, “us”, “our”, or “OMI”), a full-service company specializing in procedure specific orthopedic durable medical equipment (DME), respiratory equipment, and orthotics and prosthetics (O&P). Founded in 1982, Ortho-Medical Products focuses on servicing the needs of patients in the Tri-State Region; explicitly the five boroughs of New York City, Nassau, Suffolk, and Westchester Counties, Northern New Jersey, Upper New York State, and the State of Connecticut. With four locations, three in New York and one in Connecticut, Ortho-Medical Products has approximately 30 employees who work to make this network available to Case Managers, Preferred Provider Organizations and Health Maintenance Organizations. OMI has contracted with approximately 50 health insurance payers, plus Medicare and Medicaid. Focusing on quality care and service, OMI has secured over 800 accounts that service more than 5,000 Tri-State Region patients.

Within OMI, the custom orthotics and prosthetics product line has seen substantial growth. OMI distributes customized and prefabricated O&P products. Presently, O&P sales are split, 50 percent prefabricated and 50 percent sophisticated custom orthotics. When compared to prefabricated O&P devices, OMI customized orthotics provides greater support for patient’s compromised joints, weak muscles, and other medical conditions.

Principles of Accounting

These financial statements are stated in U.S. Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenues are recognized at the time invoices for services and related products that are provided to patients are submitted for reimbursement and are recorded at amounts estimated to be received under reimbursement arrangements with third-party payers, including private insurers, prepaid health plans, and Medicare.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2006, there were no cash equivalents.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with accounting principals generally accepted in the United States. The carrying amounts of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued liabilities and loans payable approximate fair value due to the relatively short period to maturity for these instruments.

Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution in the form of demand deposit.

Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with Statement of Financial Accounting Standards No. 154 (Accounting for changes and Error Corrections (“FAS 154”), which typically requires adjustments in the period when new information becomes available to management.   Actual results could differ from those estimates.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of three years for computer equipment, seven years for office furniture and telephone equipment, and three years for computer software. Amortization of leasehold improvements is calculated using the straight-line method over the shorter of the lease term or the estimated useful life of the leasehold improvements. The following table summarizes total Property and Equipment:

	2006	2005

Machinery & Equipment	$383,211	$366,915
Leasehold Improvements	58,737	37,977

	441,948	404,892
Accumulated Depreciation	288,004	230,374

	$153,944	$174,518

Depreciation expense was $57,630 in 2006 & $52,291 in 2005.

Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The company expenses advertising costs as they are incurred. Advertising expense was $3,925 and $3,378 for the years ended December 31, 2006 and 2005, respectively.

Accounts Receivable

Trade accountants receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Changes in the valuation allowance have not been material to the financial statements. Charges in the valuation allowance have not been material to the financial statements.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market represents the lower of replacement cost or estimated net realizable value.

Capital Leases

The company conducts its operations from facilities that are leased under various non cancelable operating leases expiring through December 31, 2010.

2.   GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets with indefinite lives are tested annually for impairment in accordance with the provisions of Financial Accounting Standards Board Statement No. 142 “Goodwill and Other Intangible Assets” (FAS 142). The Company’s impairment review is based on a discounted cash flow approach at the reporting unit level that requires management judgment with respect to revenue and expense growth rates, changes in working capital and the selection and use of an appropriate discount rate. The Company uses its judgment in assessing whether assets may have become impaired between annual impairment tests. Indicators such as unexpected adverse business conditions, economic factors, unanticipated technological change or competitive activities, loss of key personnel and acts by governments and courts, may signal that an asset has become impaired.

Intangible assets with estimable lives and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable in accordance with Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (FAS 144). Recoverability of intangible assets with estimable lives and other long-lived assets is measured by a comparison of the carrying amount of an asset or asset group to future net undiscounted pretax cash flows expected to be generated by the asset or asset group. If these comparisons indicate that an asset is not recoverable, the impairment loss recognized is the amount by which the carrying amount of the asset or asset group exceeds the related estimated fair value. Estimated fair value is based on either discounted future pretax operating cash flows or appraised values, depending on the nature of the asset. The Company determines the discount rate for this analysis based on the expected internal rate of return for the related business and does not allocate interest charges to the asset or asset group being measured. Judgment is required to estimate discounted future operating cash flows.

At December 31, 2006, and 2005 the Company had the following intangible assets:

Item	2006	2005
Loan Fees	$6,665	$6,665
Organizational costs	24,353	24,353
Goodwill	50,000	50,000
Customer lists	130,000	130,000
Non Compete	150,000	150,000
	361,018	361,018
Less: Accumulated Amortization	(243,505)	(189,060)
	$117,513	$171,958

Goodwill is not being amortized.

3.   LEASES

At December 31, 2006, the Company had the following minimum rental commitment for office space in four locations for a various lease terms with minimum lease payments as follows:

Fiscal Year	Rental Commitments
2007	203,782
2008	117,749
2009	19,350
2010 and Thereafter	22,000

$362,881

4.   DEBT

As of December 31, 2006, the Company had outstanding a Bank Term Loan in the amount of $287,299, bearing interest at 6.9% per annum. This obligation matures during 2010 and is recorded as long term debt. The Company also maintains a Line of Credit with a balance outstanding of $235,720, bearing interest at prime plus 1% or 9.75% per annum as of December 31, 2006 and 2005, respectively. The Line of Credit expires in 2008. Both facilities are secured by the Company’s assets and guaranteed by shareholders.

Item	2006	2005
Term Loan	$287,299	$334,714
Line of Credit	235,720	60,720
Total Debt	523,019	395,434
Less: Current Portion	49,969	36,686
Long Term Debt	$473,050	$358,748

5.   DEFERRED ITEM

During 2003 the Company settled outstanding indebtedness with CMI. Due to the terms of the settlement the Company recorded the settled amount as deferred income. As of December 31, 2006, and 2005 the Company recorded $200,000 as a deferred item included as a long term liability.

6.   STOCKHOLDERS’ EQUITY

Common Stock

The Company’s Certificate of Incorporation authorizes the issuance of 500 shares of no par value common stock. The Company’s board of directors (the “Board of Directors”) has the power to designate the rights and preferences of the common stock and issue the common stock in one or more series.

7.   INCOME TAXES

Income tax expense differs from amounts computed by applying the statutory Federal rate to pretax income as follows:

	Years ended December 31,
	2006	2005
Federal Income tax at statutory rates Effect of:	$1,132	$14,440
State income taxes	(332)	(1,199)
Loss carry forward		(11,441)

Total Actual Provision	$800	$1,800

8.   RELATED PARTY TRANSACTIONS

A company owned by one shareholder owning 22% of the company earned sales commission amounting to approximately $67,000 in 2006 and $18,000 in 2005. Such amounts were negotiated utilizing similar commission rates used with other independent sales group.

A shareholder owning 5% of the Company loaned the Company $19,000 in December, 2006. The loan was repaid without interest in January 2007.

One shareholder owning 6% of the company is a partner in the accounting firm that is responsible for the internal accounting functions of the company. Fees paid amount to approximately $19,000 in 2006 and 2005.

9.   CONCENTRATIONS OF RISK

The Company’s sales are comprised of three major customers that represent a significant portion of their sales and receivables. They are Medicare, Medicaid and Academy Orthotics and Prosthetics. If any of these customers should cease to do business with the Company and or become unable to meet their obligations toward the Company, we could be negatively impacted.

The Company has two significant suppliers. PW Minor, Inc and Breg, Inc. They supply braces and orthotic shoes. Should these suppliers become unavailable, we could be negatively impacted.

10.   SUBSEQUENT EVENTS

On March 20, 2007, the Company entered into an Agreement and Plan of Merger to with a subsidiary (“Buyer”) of Andover Medical, Inc. (“AMI”) wherein AMI would acquire 100% of the Company’s outstanding capital stock of and merge the Buyer with and into OMI, with OMI as the surviving entity. The agreement was amended on April 13, 2007. The aggregate purchase price to be paid is $2,500,000, subject to post-closing adjustments and an escrow, consisting of $300,000 in cash, including $100,000 payable in one year and $2,200,000 in value of AMI Common Stock, based on the 10 day average prior to closing, subject to a floor and a ceiling. Existing OMI management will continue post closing in accordance with certain employment or consulting agreements to be executed at closing.